                                                                  EXHIBIT 20.1.3
                           Form of Senior Secured Note
                           ---------------------------

          THIS SENIOR SECURED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS NOTE MAY BE OFFERED, SOLD OR OTHERWISE DISPOSED OF ONLY (1) TO THE COMPANY, (2) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER", AS DEFINED IN RULE144A, THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE SALE OR OTHER DISPOSITION IS BEING MADE IN RELIANCE ON RULE 144A,
(3) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (4) TO AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT ("ACCREDITED INVESTOR"), THAT IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, IF A SIGNED CERTIFICATION LETTER (A FORM OF WHICH MAY BE OBTAINED FROM THE COMPANY) IS DELIVERED BY THE TRANSFEREE TO THE COMPANY, (5) AS OTHERWISE PROVIDED IN THE MASTER RECAPITALIZATION AGREEMENT (AS DEFINED BELOW) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. BY PURCHASING THIS NOTE, THE HOLDER HEREOF AGREES AND REPRESENTS FOR THE BENEFIT OF THE COMPANY THAT (A) IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN ACCREDITED INVESTOR ACQUIRING THIS NOTE FOR INVESTMENT PURPOSES FOR ITS OWN ACCOUNT OR THE ACCOUNT OF ANOTHER ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT AND (B) IT WILL NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN ADDITIONAL RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 3.2 OF THE MASTER RECAPITALIZATION AGREEMENT DATED AS OF MARCH 29, 2001 AMONG THE COMPANY AND THE OTHER PARTIES NAMED ON THE SIGNATURE PAGES THEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. ANY SALE OR TRANSFER NOT IN COMPLIANCE WITH SUCH MASTER RECAPITALIZATION AGREEMENT SHALL BE NULL AND VOID.

No. _________                        Original Principal Amount:  $______________

                                            Original Issue Date:  March 30, 2001

                        IMPERIAL CREDIT INDUSTRIES, INC.
                           23550 Hawthorne Boulevard
                             Building 1, Suite 110
                           Torrance, California 90505

                              SENIOR SECURED NOTE

     IMPERIAL CREDIT INDUSTRIES, INC., a California corporation (together with its permitted successors and assigns hereunder, the "Issuer"), for value received hereby promises to pay to _____________, [insert address for notices and payments] and registered assigns (the "Holder") the unpaid balance of the principal sum of $_________ on April 30, 2002 (the "Maturity Date") and to pay interest thereon as provided herein.

     Section 1.  Interest.
                 --------

     (a) Interest (i) shall accrue upon the outstanding principal of this Note at the Accrual Rate, and (ii) shall be payable in cash to the Holder (A) in arrears, on the first day of each calendar month (each an "Interest Payment Date") of each year commencing with May 1, 2001, and (B) at the Maturity Date (or earlier to the extent provided in Section 5) to the extent accrued but theretofore unpaid.

     (b) From and after the occurrence of a Event of Default, the Issuer agrees to pay to the Holder, upon demand (and, in any event, not less frequently than monthly in arrears, on each Interest Payment Date) interest at the Default Rate on the outstanding principal hereunder and all interest accrued but unpaid thereon.

     (c) Interest hereunder shall be calculated on the basis of a 360-day year, actual days elapsed, and, to the extent accrued but unpaid, shall be compounded monthly on each Interest Payment Date. The interest accrued but unpaid on any date, or payable on any Interest Payment Date, hereunder shall be calculated to but excluding the date in question.

     (d) Notwithstanding anything to the contrary contained herein, interest accrued but unpaid on the first Interest Payment Date after issuance of this Note shall be calculated for the period commencing on the date of issuance of this Note to but excluding such Interest Payment Date.

     Section 2.  Issue; Priority.  This Note is one of a duly authorized issue
                 ---------------
of Senior Secured Notes (the "Notes") in the maximum aggregate principal amount of $16,200,000 issued or to be issued pursuant to the Master Recapitalization Agreement dated as of March 29, 2001 among the Issuer and the purchasers listed on the signature pages thereto, as amended, supplemented or otherwise modified from time to time (the "Master Recapitalization Agreement"), to which all the terms of this Note are subject. This Note constitutes a senior secured obligation of the Issuer that shall not be subordinated in right or priority of payment to any existing or future obligation of the Issuer. This Note and the Holder hereof shall be secured by and entitled to the benefits of the Collateral Agency and Security Agreement, dated as of March 29, 2001 and initially entered into between the Company and Wilmington Trust Company, not individually but solely in its capacity as Collateral Agent, to which Agreement the

Holder and each other Holder of Notes consents and, by their acceptance of the Notes, agrees to be bound.

     Section 3.  Certain Terms Defined.  The following terms for all purposes of
                 ---------------------
this Note shall have the respective meanings specified below:

     "Accrual Rate" means 12% per annum, except that if the Senior Secured Debt
      ------------
Exchange (as defined in the Master Recapitalization Agreement) has not occurred on or before November 1, 2001, the Accrual Rate from and after November 1, 2001 shall be 20% per annum.

     "Affiliate" means, with respect to any Person, any Person that, directly or
      ---------
indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or voting equity interests.

     "Bank" means Southern Pacific Bank, a California industrial bank, together
      ----
with its successors.

     "Business Day" means any day except a Saturday, Sunday or other day on
      ------------
which commercial banks in the State of California are authorized by law to close.

     "Capital Stock" of any Person means any and all shares or other equity
      -------------
interest of such Person.

     "Collateral Agent" means Wilmington Trust Company in its capacity as agent
      ----------------
for the benefit of the Holders pursuant to the terms of the Collateral Agency Agreement.

     "Debt" of any Person means at any date, without duplication, (a) all
      ----
obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of standby or direct pay letters of credit or bankers' acceptances or other similar instruments (or reimbursement obligations with respect thereto), (d) all obligations of such Person to pay the deferred purchase price of property of services, and (e) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles then in effect in the United States.

     "Default" means any condition or event which constitutes an Event of
      -------
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Default Rate" means the per annum interest rate that is 5% per annum
      ------------
greater than the then applicable Accrual Rate.

     "DFI" means the Department of Financial Institutions of the State of
      ---
California.

     "DFI Order" means the Final Order, dated December 27, 2000, issued by the
      ---------
DFI to the Issuer.

     "Event of Default" has the meaning set forth in Section 5.
      ----------------

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.
      ------------

     "FDIC" means the Federal Deposit Insurance Corporation and any successor
      ----
thereto.

     "FDIC Order" means the Cease and Desist Order, dated December 15, 2000,
      ----------
issued by the FDIC to the Issuer.

     "Holder" means the Person identified hereinabove as the Holder of this Note
      ------
and includes the Holders of all other Notes referred to in Section 2.

     "Interest Payment Date" has the meaning set forth in Section 1(a)(ii).
      ---------------------

     "Lien" means, with respect to any asset, any mortgage, lien, pledge,
      ----
encumbrance, charge or security interest of any kind in respect of such asset (including any conditional sale or other title retention agreement and any lease in the nature thereof).

     "Master Recapitalization Agreement" has the meaning set forth in Section 2.
      ---------------------------------

     "Material Adverse Effect" means a material adverse effect on the financial
      -----------------------
condition, business, assets or results of operations of (i) the Bank or (ii) the Issuer and its Subsidiaries taken as a whole.

     "Material Subsidiary" of any Person means, as of any date, any Subsidiary
      -------------------
of such Person which, as of such date, is a "significant subsidiary" of such Person, as the term "significant subsidiary" is defined in Regulation S-X promulgated by the SEC under the Securities Act of 1933, as amended, as in effect on the date hereof.

     "Notes" has the meaning set forth in Section 2.
      -----

     "Officers' Certificate" means a certificate signed by a Responsible
      ---------------------
Officer.

     "Person" means an individual, a corporation, a partnership, an association,
      ------
a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Responsible Officer" means, with respect to any Person, the chief
      -------------------
executive officer, president or any executive vice president or senior vice president of such Person, or, with respect to financial matters, the chief financial officer or treasurer of such Person or any other officer authorized by such Person to deliver documents with respect to financial matters.

     "SEC" means the Securities and Exchange Commission and any successor
      ---
thereto.

     "Security Agreement" has the meaning set forth in the Master
      ------------------
Recapitalization Agreement.

     "Subsidiary" of any Person means any entity of which securities or other
      ----------
ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by such Person.

     "Wholly-Owned Subsidiary" of any Person means any Subsidiary all of the
      -----------------------
Capital Stock or ownership interests of which (except director's qualifying shares) are at the time owned directly, or, through one or more Wholly-Owned Subsidiaries, indirectly by such Person.

     Section 4.  Covenants.  So long as any Note is outstanding or any amount
                 ---------
payable in respect of any Note remains unpaid:

     (a) The Issuer shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

     (b) The Issuer shall, so long as any of the Notes are outstanding, deliver to the Holders thereof, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument which permits an acceleration that could become an Event of Default, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Issuer is taking or proposes to take with respect thereto.

     (c) The Issuer shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

     (d) The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but shall suffer and permit the execution of every such power as though no such law has been enacted.

     (e) The Issuer will not, and will not permit the Bank to, consolidate with, merge with or into, or sell, lease or otherwise transfer all or substantially all of its assets (as an entirety in one transaction or a series of related transactions) to, any Person (other than a Wholly-Owned Subsidiary of the Issuer) unless, in the case of the Issuer, the surviving or acquiring entity (if other than the Issuer) (i) is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, (ii) shall expressly assume all obligations of the Issuer under this Note, the Master Recapitalization Agreement and the Related Documents, and (iii) at the time of such consolidation, merger, sale or transfer and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

     (f) The Issuer will not and will not permit any Subsidiary to:

          (i) sell, transfer or otherwise convey any shares of the Bank's Capital Stock that are legally or beneficially owned by the Issuer or any Subsidiary;

          (ii) incur, create, assume or otherwise cause or suffer to exist (directly, indirectly or contingently) any Lien on any shares of Capital Stock of the Bank that are legally or beneficially owned by the Issuer or any Subsidiary, except for (x) Liens for taxes, assessments, government charges or claims (I) that are being contested in good faith by appropriate proceedings, and with respect to which a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles then in effect in the United States shall have been made, or (II) that are not yet due and payable, or (y) any Lien arising out of an attachment, judgment or award as to which an appeal or other appropriate proceeding or contest or review has been promptly commenced (and as to which foreclosure or similar proceedings shall not have commenced); or

          (iii) incur any indebtedness except as contemplated under the Master Recapitalization Agreement.

     (g) The Issuer will furnish to each Holder of a Note:

          (i) within 90 days after the end of each fiscal year of the Issuer, audited consolidated financial statements for such fiscal year of each of the Issuer and its consolidated Subsidiaries, including consolidated balance sheets and statements of operations, statements of changes in stockholders' equity and statements of cash flows, accompanied by the reports thereon of the Issuer's independent public accountants, which financial statements shall be prepared in accordance with generally accepted accounting principles then in effect in the United States applied consistently throughout the period reflected therein (except as disclosed therein),

          (ii) within 45 days after the end of the first, second and third fiscal quarters of the Issuer, unaudited consolidated financial statements for such fiscal quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter of each of the Issuer and its consolidated Subsidiaries, including consolidated balance sheets and statements of operations, statements of changes in stockholders' equity and statements of cash flows, which financial statements shall be prepared in accordance with generally accepted accounting principles then in effect in the United States applied consistently throughout the period reflected therein (except that such statements may be presented in condensed form, with no notes to such financial statements being required, and except as otherwise disclosed therein),

          (iii) promptly upon their becoming available, (x) each report, notice, proxy statement or other communication sent by the Issuer to its stockholders generally and (y) each regular or periodic report filed by the Issuer with the SEC pursuant to the Exchange

     Act and each registration statement and prospectus filed by the Issuer with the SEC under the Securities Act of 1933, as amended, and

          (iv) concurrently with the delivery of the financial statements referred to in paragraphs (i) and (ii) above, with respect to the relevant reporting periods, a certificate of a Responsible Officer of the Issuer stating that, to the best of such Responsible Officer's knowledge after due inquiry, (x) all such financial statements have been prepared in accordance with generally accepted accounting principles in effect in the United States applied consistently throughout the period(s) reflected therein (except as otherwise disclosed therein) and (y) such Responsible Officer has obtained no knowledge of any Default.

     The requirement to deliver the financial statements referred to in paragraphs (i) and (ii) above shall be deemed to be satisfied to the extent that they are contained in reports filed by the Issuer with the SEC under the Securities Exchange Act of 1934, as amended, and such reports are delivered to each Holder of a Note within the time specified in such paragraphs (i) and (ii).

     (h) The Issuer will not, and will not permit any of its Subsidiaries to, purchase any Notes other than pursuant to a repurchase offer made to each Holder of a Note pro rata in accordance with the aggregate principal amount of Notes held by such Holder.

     (i) The Issuer will not, and will not permit any of its Subsidiaries to, make any payment or distribution in respect of any Common Stock or other security of the Issuer or make any payments on or in respect of any other indebtedness of the Company if such payment would be inconsistent with any subordination provisions of any such indebtedness or with the provisions of the Security Agreement.

     Section 5.  Event of Default Defined; Remedies.  In case one or more of the
                 ----------------------------------
following events (each an "Event of Default") shall have occurred and be continuing:

     (a) default in the payment of any interest under Section 1 as and when the payment shall become due and payable, if the Issuer shall have failed to cure such default in full within 5 calendar days after the occurrence of any such default; or

     (b) default in the payment of all or any part of the principal on this Note as and when the same shall become due and payable, whether on the Maturity Date, by acceleration or otherwise; or

     (c) unconsolidated Debt of the Issuer in an amount equal to or exceeding $500,000 in the aggregate outstanding at any time shall not be paid within 30 calendar days after the maturity date thereof or the maturity date of any such Debt aggregating $500,000 or more shall be accelerated upon default of the Issuer; or

     (d) any Debt of any Material Subsidiary or Material Subsidiaries of the Issuer in an aggregate principal amount equal to or exceeding $500,000 in the aggregate outstanding at any time shall not be paid within 30 calendar days after the maturity date thereof, or the maturity of any such Debt aggregating $500,000 or more shall be accelerated upon default of any Material Subsidiary or Material Subsidiaries; or

     (e)  the Bank shall

          (i)  have a conservator or receiver appointed for it, or

          (ii) become or be deemed by the FDIC to be "critically undercapitalized" within the meaning of Section 38(b) of the Federal Deposit Insurance Act (12 U.S.C. 1811 et seq.), any successor statute thereto, or any regulations promulgated thereunder; or

     (f) the Issuer or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall be unable to, admit its inability to, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or any other action indicating its consent to, or approval of, or acquiescence in, or furtherance of any of the foregoing; or

     (g) an involuntary case or other proceeding shall be commenced against the Issuer or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Issuer or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect; or

     (h) a final judgment for the payment of money, together with all other outstanding final judgments for the payment of money against the Issuer or any of its Material Subsidiaries (to the extent that such judgments are not covered by insurance from insurers that are not Affiliates of the Issuer or any of its Subsidiaries) in an aggregate amount in excess of $500,000, shall be rendered against the Issuer or any Material Subsidiary by a court of competent jurisdiction and such judgment shall remain undischarged, unstayed or unvacated for a period of 30 calendar days after such judgment becomes final and unappealable; or

     (i) failure on the part of the Issuer to duly observe or perform in any material respect any covenant contained in this Note; or

     (j) any warranty, representation or other statement by or on behalf of the Issuer contained in this Note, the Security Agreement, the Master
Recapitalization Agreement or any of the Related Agreements or in any instrument furnished in compliance with or in reference to any such agreement or instrument is false or misleading in any material respect; or

  (k) the Bank shall fail to be in compliance with the FDIC Order and the DFI Order and either the FDIC or DFI shall have taken or threatened to take any action adverse to the Bank or the Company as a result of such noncompliance;

then, at any time thereafter during the continuance of any such Event of Default, other than (x) in the case of an Event of Default specified in Sections 5(e), (f) or (g), in any of which events the unpaid principal of and accrued interest on the Notes shall become and be immediately due and payable without any declaration or any other act on the part of the Holder and (y) in the case of an Event of Default specified in Section 5(i), in which event such declaration may be made 30 days after notice of such default, the Holder of this Note may, by written notice to the Issuer, declare this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable both as to unpaid principal and accrued interest without presentment, demand, or protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Such remedy shall be in addition to any other remedy available to the Holder pursuant to applicable law or otherwise. A Holder, solely by express written notice to the Issuer, may waive all Defaults and rescind any acceleration of the Note or Notes held by such Holder and the consequences of such acceleration.

     Section 6.  Exchange.  The indebtedness evidenced by this Note shall be
                 --------
exchanged for Exchange Notes of the Issuer upon the terms and conditions more particularly set forth in Section 2.4 of the Master Recapitalization Agreement.

     Section 7.  Modification of Note.
                 --------------------

     (a) No provision of the Notes may be amended, modified, supplemented or waived without notice to and the written consent of the Issuer and the Holders of not less than a majority of the aggregate principal amount of the Notes then outstanding, provided that no such amendment, modification, supplement or waiver shall, unless signed by each Holder of a Note affected thereby, (i) reduce the amount or rate of, or postpone the date fixed for, any payment of principal of or interest on such Note, (ii) make such Note payable in money other than that stated in such Note or (iii) amend the provisions of this Section 7. The Holder may waive compliance by the Issuer with any provision of the Note. No failure or delay on the part of the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Holder at law or in equity or otherwise.

     (b) The Issuer will not solicit, request or negotiate for or with respect to any proposed amendment, modification, supplement or waiver of any of the terms or provisions of any of the Notes unless each of the Holders of Notes then outstanding (irrespective of the outstanding aggregate principal amount of Notes then owned by each such Holder) shall be informed thereof by the Issuer and shall be afforded the opportunity of considering the same for the same period of time and shall be supplied by the Issuer with a brief written statement regarding the reasons for any such proposed amendment, modification, supplement or waiver, a copy of the proposed amendment, modification, supplement or waiver and such other information as such Holder shall reasonably request regarding such amendment, modification, supplement or waiver to enable it to make an informed decision with respect thereto. The Issuer will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fees, additional securities or otherwise, to any Holder of the Note as consideration for or as an inducement to the entering into by any such Holder of any amendment, modification, supplement or waiver of any of the terms and provisions of any of the Notes unless such remuneration is offered to all Holders of Notes then outstanding on the same terms, ratably in proportion to the aggregate principal amount of Notes then owned by each such Holder who enters into such amendment, modification, supplement or waiver.

     Section 8.  Method and Application of Payments.  Payments hereunder shall
                 ----------------------------------
be made at a bank specified in writing by the Holder, in immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. If the Maturity Date, any Interest Payment Date or any other day on which a payment is due hereunder is not a Business Day the payment due on such date shall be made on the next succeeding Business Day. All payments made pursuant to this Note shall be applied first to accrued and unpaid interest and thereafter to unpaid principal.

     Section 9.  Assignment.  This Note and the rights and obligations of the
                 ----------
Issuer hereunder may not be assigned or otherwise transferred by the Issuer without the prior written consent of the Holder hereof. This Note may not be assigned or otherwise transferred by any Holder to any Person, other than an Affiliate of such Holder, unless the Holder has complied with the applicable requirements set forth in Section 3.2 of the Master Recapitalization Agreement, except that, notwithstanding the foregoing, this Note may be pledged or otherwise assigned as collateral to a bank or other financial institution as security for a bona fide loan for money borrowed. Except as so limited, this Note shall be binding upon and inure to the benefit of the Issuer and the Holder and their respective successors and permitted assigns hereunder.

     Section 10.  Communications.  All notices, demands and other communications
                  --------------
provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

     (a) if to the Holder, initially at the address set forth above, and thereafter at such other address, notice of which is given in accordance with this Section 10;

     (b) if to the Issuer, initially at 23550 Hawthorne Boulevard, Building 1, Suite 110, Torrance, California 90505, and thereafter at such other address, notice of which is given in accordance with this Section 10.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     Section 11.  Miscellaneous.  This Note shall be deemed to be a contract
                  -------------
under the laws of the State of California and shall be governed by and construed in accordance with the laws of said State, without regard to principles of conflict of laws. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein. The Holder by acceptance of this Note agrees to be bound by the provisions hereof and of the Master Recapitalization Agreement. Except as otherwise required by mandatory provisions of applicable law, the Issuer may deem and treat the Person in whose name this Note is registered as the Holder and owner hereof for all purposes. This Section headings herein are for convenience only and shall not modify, restrict or otherwise affect the construction of any of the terms and provisions hereof. In case any provisions of this Note or the Master Recapitalization Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note and the Master Recapitalization Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
                                        IMPERIAL CREDIT INDUSTRIES, INC.



                                        By:___________________________________
                                        Name:   H. Wayne Snavely
                                        Title:  Chairman, President and Chief
                                                Executive Officer